Exhibit 99.1

ENERGY TRANSFER LP ANNOUNCES PRICING OF $2.5 BILLION OF SENIOR NOTES

DALLAS—December 5, 2022—Energy Transfer LP (NYSE: ET) today announced the pricing of its $1.0 billion aggregate principal amount of 5.550% senior notes due 2028 and $1.5 billion aggregate principal amount of 5.750% senior notes due 2033 at a price to the public of 99.974% and 99.891%, respectively, of their face value.

The sale of the senior notes is expected to settle on December 14, 2022, subject to the satisfaction of customary closing conditions. Energy Transfer intends to use the net proceeds of approximately $2.482 billion (before offering expenses) from this offering to repay outstanding indebtedness, and for general partnership purposes.

Barclays Capital Inc., BofA Securities, Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering.

The offering of the senior notes is being made pursuant to an effective shelf registration statement and prospectus filed by Energy Transfer with the Securities and Exchange Commission (“SEC”). The offering of the senior notes may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended, copies of which may be obtained from the following addresses:

Barclays Capital Inc. c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, New York 11717 Phone: 1-888-603-5847 Email: barclaysprospectus@broadridge.com	Deutsche Bank Securities Inc. 1 Columbus Circle New York, New York 10019 Attention: Prospectus Group Phone: 1-800-503-4611 E-mail: prospectus.cpdg@db.com

BofA Securities, Inc. 200 North College Street NC1-004-03-43 Charlotte, North Carolina 28255-001 Attn: Prospectus Department Phone: 1-800-294-1322 Email: dg.prospectus_requests@bofa.com	Wells Fargo Securities, LLC 608 2nd Avenue South Suite 1000 Minneapolis, Minnesota 55402 Attn: WFS Customer Service Phone: 1-800-645-3751 Email: wfscustomerservice@wellsfargo.com

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Energy Transfer LP owns and operates one of the largest and most diversified portfolios of energy assets in the United States, with a strategic footprint in all of the major U.S. production basins. Energy Transfer is a publicly traded limited partnership with core operations that include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (“NGL”) and refined product transportation and terminalling assets; and NGL fractionation. Energy Transfer also owns Lake Charles LNG Company, as well as the general partner interests, the incentive distribution rights and 28.5 million common units of Sunoco LP (NYSE: SUN), and the general partner interests and 46.1 million common units of USA Compression Partners, LP (NYSE: USAC).

Statements about the offering may be forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “intends,” “projects,” “plans,” “expects,” “continues,” “estimates,” “goals,” “forecasts,” “may,” “will” and other similar expressions. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Energy Transfer, and a variety of risks that could cause results to differ materially from those expected by management of Energy Transfer. Important information about issues that could cause actual results to differ materially from those expected by management of Energy Transfer can be found in Energy Transfer’s public periodic filings with the SEC, including its Annual Report on Form 10-K. Energy Transfer undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Energy Transfer LP

Investor Relations:

Bill Baerg, Brent Ratliff, Lyndsay Hannah, 214-981-0795

or

Media Relations:

Vicki Granado, 214-840-5820